UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01	Other Events.

The Annual Meeting of Stockholders of SAIC, Inc. was held on June 19, 2009. All of the directors nominated by management in SAIC’s 2009 Proxy Statement were elected and no solicitation in opposition to management’s nominees was made. In addition, the stockholders approved the proposal to automatically convert each share of SAIC’s class A preferred stock into one share of common stock and ratified the appointment of Deloitte & Touche LLP as SAIC’s independent registered public accounting firm for the fiscal year ending January 31, 2010.

At the Annual Meeting, the stockholders voted on the following matters:

(i)	the election of the following directors by the votes set forth below:

	Number of Votes Common and Class A Preferred Combined
Director Nominee	For	Withhold Authority
France A. Córdova	1,698,473,140	155,814,645
Kenneth C. Dahlberg	1,607,999,202	246,276,673
Jere A. Drummond	1,699,972,354	154,303,519
John J. Hamre	1,709,348,069	144,987,355
Miriam E. John	1,708,128,922	146,146,952
Anita K. Jones	1,703,714,511	150,561,363
John P. Jumper	1,697,562,691	156,713,185
Harry M.J. Kraemer, Jr.	1,694,536,460	159,739,414
Edward J. Sanderson, Jr.	1,701,437,718	152,897,706
Louis A. Simpson	1,697,229,680	157,046,195
A. Thomas Young	1,665,759,275	188,516,599

(ii)	a proposal to automatically convert each share of SAIC’s class A preferred stock into one share of common stock by the votes set forth below:

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Common	153,410,095	8,527,301	482,388	36,197,620
Class A Preferred	1,023,888,474	609,687,116	22,094,791
Total Combined Votes	1,177,298,569	618,214,417	22,577,179

(iii)	a proposal to ratify the appointment of Deloitte & Touche LLP as SAIC’s independent registered public accounting firm for the fiscal year ending January 31, 2010 by the votes set forth below:

Number of Votes Common and Class A Preferred Combined
For	Against	Abstain
1,718,198,739	72,079,889	64,009,154

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: June 26, 2009	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary